Exhibit 32.1

                Written Statement Pursuant to 18 U.S.C. Sec.1350

Solely for the purposes of complying with 18 U.S.C. Sec.1350, I, a trustee of the American Ecology Corporation 401(k) Savings and Retirement Plan and Trust (the "Plan"), hereby certify, based on my knowledge, that the Annual Report on Form 11-K of the Plan for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


/s/ James R. Baumgardner
------------------------
James R. Baumgardner
June 25, 2004


/s/ Michael J. Gilberg
----------------------
Michael J. Gilberg
June 25, 2004


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